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Exhibit 5

PLEASE MAKE CHECKS PAYABLE TO: PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
Overnight: 2801 Hwy 280 South • 3-7 IPS Birmingham, AL 35223	Postal Mail: P. O. Box 10648 Birmingham, AL 35202-0648
Owner Name, Street, City State, Zip Code	Phone Number
	Male	Birthdate (Mo./Day/yr.)
	Female	Tax ID/ Social Security No.

Joint Owner (if any) Name, Street, City State, Zip Code
Male	Birthdate (Mo./Day/yr.)
Female	Tax ID/ Social Security No.

Annuitant (if other than Owner) Name, Street, City State, Zip Code
Male	Birthdate (Mo./Day/yr.)
Female	Tax ID/ Social Security No.

Beneficiary (Use "Special Remarks" if additional space is needed.)
Primary: Name	SS#	Relationship to Owner	Percentage
Contingent:

Plan Type — Check all that apply.
Non-Qualified	§ 1035 Exchange	If an IRA purchase payment includes new
IRA	Roth IRA	contributions, please complete the following.
IRA Rollover	IRA Transfer
TSA Direct Rollover		Allocate IRA Contribution to Tax Year—
$ (Amount) (Current Tax Year)
(Other)		$ (Amount) (Previous Tax Year)

Benefit Package — Select one of the two following death benefits.
Standard Death Benefit (M & E Risk Charge = 1.25%; Administrative Charge = 0.15%.)
Death Benefit — Return of Purchase Payments
Annual Reset Death Benefit (M & E Risk Charge = 1.40%; Administrative Charge = 0.15%.)
Death Benefit — Return of Purchase Payments, Annual Reset

A variable annuity contract is not a deposit or obligation of, or guaranteed by any bank or financial institution. It is not insured by the Federal Deposit Insurance Corporation or any other government agency and is subject to investment risk, including the possible loss of principal.

AF-2021	11/01

Purchase Payment: $
(minimum $10,000 non-qualified, $2,000 qualified)  Unless you give us instructions for allocating subsequent Purchase Payments now by completing column 2, or by giving us instructions when you make the subsequent Purchase Payment, we will allocate subsequent Purchase Payments using the DCA Destination Allocation (column 3) if completed, and if not, the Initial Purchase Payment Allocation. (Please allocate using whole percentages.)

1. Initial Purchase Payment Allocation	2. Subsequent Purchase Payment Allocation	3. DCA Destination Allocation

Protective Life and Annuity Guaranteed Account	I elect the 90-day rate lock for the Guaranteed Account.
% Fixed Account	%	%
% DCA Fixed Account 1	N/A	N/A
% DCA Fixed Account 2	N/A	N/A
[Goldman Sachs/PIC]
% [International Equity]	%	%
% [Small Cap Value]	%	%
% [Capital Growth]	%	%
% [CORE U.S. Equity]	%	%
% [Growth and Income]	%	%
% [Global Income]	%	%
[Goldman Sachs]
% [Internet Tollkeeper]	%	%
[Massachusetts Financial Services (MFS)]
% [New Discovery]	%	%
% [Emerging Growth]	%	%
% [Investors Growth Stock]	%	%
% [Research]	%	%
% [Utilities]	%	%
% [Investors Trust]	%	%
% [Total Return]	%	%
[OppenheimerFunds]
% [Global Securities]	%	%
% [Aggressive Growth]	%	%
% [Capital Appreciation]	%	%
% [Main Street Growth & Income]	%	%
% [Strategic Bond]	%	%
% [High Income]	%	%
% [Money]	%	%
[Van Kampen]
% [Aggressive Growth]	%	%
% [Emerging Growth]	%	%
% [Enterprise]	%	%
% [Comstock]	%	%
% [Growth and Income]	%	%
[Calvert]
% [Social Small Cap Growth]	%	%
% [Social Balanced]	%	%
[Van Eck]
% [Worldwide Hard Assets]	%	%
% [Worldwide Real Estate]	%	%
[Model Portfolios]
% [Aggressive Growth]	%	%
% [Growth]	%	%
% [Growth and Income]	%	%
% [Balanced]	%	%
100% TOTAL	100%	100%

  Dollar Cost Averaging — Please transfer my initial allocation on the day of each month (1st - 28th) from the account(s) below into the Allocation Options indicated on the previous page in the column headed "DCA Destination Allocation".

  DCA Fixed Account 1 for

 months (1 - 6 months) or for

 quarters (1 - 2 quarters).

  DCA Fixed Account 2 for

 months (7 - 12 months) or for

 quarters (3 - 4 quarters).

for

 months (no limit) or for

 quarters (no limit).

              (Other Allocation — Do not use for DCA Fixed Accounts)

  Automatic Purchase Payment Plan — The minimum initial Purchase Payment is required, after which Automatic Purchase Payments may begin. Use the column headed "Subsequent Purchase Payment Allocation" to allocate Automatic Purchase Payments. If Automatic Purchase Payments are made, Partial Automatic Withdrawals cannot be selected. (Attach voided check.)

I authorize Protective Life and Annuity to collect $

(minimum $50)

 monthly

 quarterly on the

 day of the month (1st — 28th) by initiating automatic deductions from my account.

  Partial Automatic Withdrawals — A minimum Purchase Payment of $10,000 is required to begin surrenders through Partial Automatic Withdrawals. You may withdraw up to 15% of your initial Purchase Payment(s) without a surrender charge during the first Contract Year. The minimum withdrawal amount is $100. Partial Automatic Withdrawals will be taken pro-rata from the Allocation Options and will be made only by electronic funds transfer. If Partial Automatic Withdrawals are made, we will not accept Automatic Purchase Payments. This election will remain in effect until changed or revoked, which you may do at any time. (Attach voided check.)

Please withdraw $

monthly

quarterly on the

day of the month (1st — 28th).

NOTICE OF TAX WITHHOLDING ON DISTRIBUTIONS OR WITHDRAWALS

The taxable portion of these distributions is subject to federal income tax withholding unless you elect not to have any withholding apply. You may elect 'no withholding' by selecting that option below and completing this application. You may change or revoke your election at any time. This withholding election will not apply to withdrawals from your Contract that are not Partial Automatic Withdrawals—you will need to make a separate election for each non-automatic withdrawal. You must provide us your correct Social Security or Tax Identification Number in order to elect out of withholding. If you do not respond by the date your distributions are scheduled to begin, federal income tax and any applicable state income tax will be withheld from the taxable portion of your distribution.

If you elect not to have withholding apply to your distributions or if you do not have enough federal income tax withheld, you may be responsible for payment of estimated tax and may incur a penalty under the estimated tax rules if your withholding and estimated tax payments are not sufficient. Even if you elect not to have federal income tax withheld from your distributions you are liable for payment of federal income tax on the taxable portion of each payment to you. Withdrawals prior to age 59 1/2 may be subject to a 10% penalty on the taxable portion of the distribution.

WITHHOLDING ELECTION
PLEASE CHECK ONE ELECTION, ONLY

  I have read the above information and I DO NOT want to have federal income tax or state income tax (where applicable) withheld from my distribution.

  I have read the above information and I DO want to have federal income tax withheld from my distribution at the rate of

%. (Do not indicate a percentage less than 10% — if no percentage is indicated we will withhold at the applicable tax rate.)

  I have read the above information and I DO want to have federal income tax withheld from my distribution at the applicable tax rate. Please withhold an additional $

 (flat dollar amount) per distribution.

In some states, if federal income tax is withheld, state withholding will also apply.

  Portfolio Rebalancing — Please rebalance my Variable Account quarterly

 semi-annually

 annually on the

 day of the month (1st - 28th) according to my current Variable Account Purchase Payment allocation.

  Special Remarks

Suitability	YES	NO
Did you receive a current prospectus for this annuity?
Do you believe the annuity meets your financial objectives and anticipated needs?
Have you purchased other annuities from us this calendar year?
Agent Authorization
The agent who signs this application is authorized to make instructions on my behalf.
Replacement
Do you currently have an existing annuity contract or life insurance policy?
Does the purchase of this annuity change or replace any existing annuity contract or life insurance policy?
If 'YES' please complete the section below: (Use 'Special Remarks' if additional space is needed.)
Company Name: Policy Number(s):
Company Name: Policy Number(s):

Consent for Electronic Delivery

I (We) authorize Protective Life and Annuity and the Funds in which the Sub-Accounts invest to deliver prospectuses, periodic reports, proxy solicitation materials and other notices and disclosure materials to me electronically. When this material becomes available on Protective Life and Annuity's web site (www.protective.com) I will receive an e-mail notification describing the material. I understand that I may incur on-line charges from an internet service provider to access it. (There is no access charge from Protective Life and Annuity.) This authorization will be in effect until I revoke it, which I may do at any time by calling or writing the Company. I may receive a paper copy of this without charge material whenever I request it.

Electronic mail address:

(example: yourname@yourprovider.com)

The Contract Value and annuity income payments, when based upon the investment experience of a separate account, are variable and are not guaranteed as to a fixed dollar amount.

NOTICE TO RESIDENTS OF AZ: On written request you may ask us to provide you within ten business days additional factual information regarding the benefits and provisions of this Contract. If for any reason you are not satisfied with the Contract, you may cancel it within ten days after you receive it by returning the Contract to our office, or the agent who sold it with a written request for cancellation. Return of this Contract by mail is effective on receipt by us. The returned Contract will be treated as if we had never issued it. We will promptly return the Contract Value. This may be more or less than the Purchase Payment(s).

NOTICE TO RESIDENTS OF CO: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory agencies.

NOTICE TO RESIDENTS OF NJ: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

NOTICE TO RESIDENTS OF AR, DC, KY, LA, ME, NM, OH, OK, PA AND TN: Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

I understand this application will be part of the annuity contract and the information I provided is true and correct to the best of my knowledge and belief. I understand the company will deem my statements as representations and not warranties.

Application signed at:		on	.
	(City and State)		(Date)
Owner:	Joint Owner:

Agent Report — I acknowledge that to the best of my knowledge and belief this annuity does

 does not change or replace any existing annuity contract or life insurance policy.

Agent Signature:	Print Agent's Name:
Agent No:	Broker/Dealer Name:
Branch:	Agent Phone No:
Client Acct. No:	Agent Soc Sec No:

A

B

C

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Exhibit 5